                                                                   Exhibit 10.28


                          FORM OF SALEM AREA HOSPITALS
                    MOBILE SERVICES AGREEMENT AND AMENDMENTS
                          POSITRON EMISSION TOMOGRAPHY
                            MOBILE SERVICES AGREEMENT

         THIS AGREEMENT is entered into this ______ day of ____________, 2000, by and between MOBILE P.E.T. SYSTEMS, INC., a Delaware corporation qualified to do business in California (hereinafter "Company") and SALEM HOSPITAL, a non-profit organization (hereinafter "Client") doing business in Salem, Oregon.

                                    RECITALS

         WHEREAS, Company is in the business of providing mobile positron emission tomography ("PET") equipment and services to hospitals and other health care organizations;

         WHEREAS, Client owns and operates a hospital or healthcare facility for the purpose of providing quality, accessible and efficient health care services to residents of its community, including medically underserved communities;

         WHEREAS, in fulfillment of its mission, Client desires to expand its imaging services in terms of quality, quantity and availability by offering Company mobile PET services to its patients ("Services");

         WHEREAS, Client has independent physicians on its medical staff who are interested in interpreting and reporting on PET imaging data for Client's patients;

         WHEREAS, Company desires to provide mobile positron emission tomography equipment and services to Client, including training for said independent physicians, and Client desires to contract with Company to utilize its PET System.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions, and agreements set forth herein, the parties agree as follows:

                                    ARTICLE I
                                STATUS OF PARTIES

         The parties to this Agreement are independent contractors. None of the provisions of this Agreement are intended to create or shall be construed to create an employment relationship, agency, partnership, joint venture, corporation, or any other relationship between the parties other than that of independent parties, contracting hereunder solely for the purpose of implementing the provisions of this Agreement. Accordingly, none of the parties hereto, nor any of their respective employees, is, or by reason of the provisions hereof, shall be, deemed to be the agent or representative of the other party.

                                   ARTICLE II
                                COMPANY'S DUTIES

         Section 2.01 LICENSES AND CERTIFICATION. Upon execution of this Agreement, Company shall provide Client with a copy of all documents, approvals, licenses and certifications required for Company to operate the Equipment described herein.

         Section 2.02 REPRESENTATIONS. Company warrants to Client that it is a corporation in good standing under Delaware law and that this Agreement has been duly authorized, executed and/or delivered by an on behalf of Company.

         Section 2.03 SYSTEM. Company will provide Client, at Company's expense, with the use of its System to provide Services to patients of Client, which System is described on EXHIBIT "A", attached hereto and incorporated herein by this reference. "System" refers to the PET system (also referred to as "the Equipment") and includes housing the Equipment in a mobile environment (hereinafter "the Vehicle"). With regard to the System, Company reserves the right to modify final specifications or accept modifications imposed by the Equipment or Vehicle manufacturer.

         Section 2.04 AVAILABILITY. Company shall provide Client with its System for Client's use according to the schedule described in EXHIBIT "B" attached hereto. The System shall be available for a minimum of eight (8) hours per contracted day.

         Section 2.05 STAFFING. Company shall provide Client, at Company's expense, with one qualified PET technologist and other non-medical qualified personnel reasonably necessary to operate the System and perform the imaging procedures for purposes of this Agreement. Staffing may increase or decrease in proportion to any changes in the schedule set forth in EXHIBIT "B". Said staff shall be employees of Company and Company is solely responsible for compensating said staff, including payment of benefits and worker's compensation insurance.

         Section 2.06 PHYSICIAN TRAINING AND PROCTORING. Company shall provide initial training for two (2) physicians affiliated with Client, such training to be approved in advance by Company, at a location to be determined by Company with Client's approval, which shall not be unreasonably withheld or delayed. Company agrees to pay for the full amount of the tuition charge at the facility where the week of training is conducted. Client shall pay the costs of the travel, meals, and lodging associated with the training. Company agrees to facilitate on-going proctoring of the physicians trained hereunder throughout the term of the Agreement by qualified physicians contracting with Company, if requested by Client. Any additional training costs will be borne by Client.

         Section 2.07 PATIENT LOG. Company shall maintain at its expense a daily log of all of Client's patients receiving PET scans pursuant to this Agreement. Client's authorized representative may inspect this log on reasonable notice to Company during normal working hours of the System at Client's site. All patient logs shall be maintained by Company on the premises of the System for ninety
(90) days and thereafter shall be maintained by Company at Company's office at the address set forth below.

         Section 2.08 POLICY AND PROCEDURES MANUAL. Company shall, at its expense, prepare and maintain on the premises of the System a Policy and Procedures Manual, the contents of which shall be subject to Client's input and approval and shall include Client-specific policies and procedures with respect to patients of Client which have been duly approved by Client.

         Section 2.09 MAINTENANCE AND SERVICE OF THE SYSTEM. Company shall, at its expense, be responsible for all maintenance and service required to keep the System in proper working order according to the Equipment and Vehicle manufacturer's recommendations and any applicable service contract. Company shall provide a service schedule to Client for routine maintenance of the system, which shall occur during off-hours. Company shall use its best efforts to adhere to routine maintenance based on manufacturer's ability to provide service. Said schedule shall be provided to Client at least sixty (60) days in advance and may be changed by either Client or Company upon fourteen (14) days prior written notice to the other party. If the System is inoperable on a scheduled day of service to Client, Company shall use its best efforts to provide immediate service and to arrange a make-up day as the System's availability permits.

         Section 2.10 SUPPORT SERVICES. Company shall provide support services to assist Client in developing a comprehensive PET program at no additional cost to Client. Such support services shall include those described in EXHIBIT "C" attached hereto and any changes or additions to EXHIBIT "C" shall be added by written agreement of the Parties.

         Section 2.11 COMPANY INSURANCE. Company shall, at its expense, maintain general liability insurance to cover liability arising out of the use of the System under this Agreement with minimum limits of $1,000,000 per occurrence and $3,000,000 in the aggregate, annually, and shall provide a copy of the certificate of insurance to Client upon execution of this Agreement. In addition, Company shall, at its expense, maintain professional liability insurance to cover liability arising out of the conduct of its employees and agents who staff the System under this Agreement, with minimum limits of $1,000,000 per occurrence and $3,000,000 in the aggregate, annually, and shall provide a copy of the certificate of insurance to Client upon execution of this Agreement. With respect to both policies, they shall name Client as an additional insured and shall provide Client with at least thirty (30) days prior written notice before cancellation.

         Section 2.12 ACCEPTANCE OF PATIENTS. Company agrees to accept all patients of Client who are referred by physicians of Client, provided that such patients are pre-certified for such services (except as provided herein). Client is responsible for scheduling and pre-certifying all patients, providing Company all related delivered requests for procedures, the Patient's History and Profile, and any other required information as may reasonably be required to provide the service. "Pre-certified" shall mean that (i) an independent physician on Client's medical staff has ordered such services for the patient, and (ii) either Client has obtained preauthorization from the third party payor responsible for payment for the PET scan or the patient has agreed in writing to be personally responsible to Company for payment of all charges associated with the PET scan. A patient need not be pre-certified for PET scans in the event such scan is ordered by a physician on Client's medical staff in the course of providing a medical screening examination or stabilizing treatment required under the federal Emergency Medical Treatment and Active Labor Act.

         Section 2.13 BILLING AND COLLECTIONS. Client shall be responsible for coding, submission of insurance claims, billing and collection of payment for the technical component of all PET scans performed under this Agreement and shall be entitled to retain all revenue received therefrom. Company shall invoice Client for Services provided to patients of Client hereunder as set forth in Section 3.05 below, and shall not be responsible for coding, submission of insurance or Medicare/Medicaid claims, billing or collection from third party payors for PET scans provided to patients of Client hereunder. Client agrees that Company shall have no liability whatsoever for amounts due Client from patients or third party payors for Services rendered hereunder.

                                   ARTICLE III
                                 CLIENT'S DUTIES

         Section 3.01 REQUIRED LICENSES AND CERTIFICATION. Upon execution of this Agreement, and prior to the provision of Services to any patients of Client, Client shall provide Company with a copy of all documents, approvals, licenses and certifications, including its radioactive materials license, required for it to provide the Services from Company set forth herein to patients of Client.

         Section 3.02 REPRESENTATIONS. Client warrants to Company that it is a corporation in good standing in the state(s) where it operates its facilities and that this Agreement has been duly authorized, executed and/or delivered by and on behalf of Client.

         Section 3.03 CLIENT'S SERVICES. Client shall provide, at its expense, the following services ("Client Services") associated with the use of Company's
System:

                  (a) SPACE AND SITE PREPARATION. Client shall, at its expense, provide suitable space to station the System on one or more sites under its ownership or supervision and control. Said site(s) shall be subject to Company's written approval, which shall not be unreasonably withheld, and specifications set forth in Company's Site Planning Guide attached hereto as EXHIBIT "D" and shall comply with applicable law. Client shall, at its expense, complete all site preparation before Company may commence the provision of its services.

                  (b) UTILITIES. Client shall, at its expense, provide suitable electric and utility service to operate the System, including full telephone service.

                  (c) MEDICAL SUPPLIES. Client shall, at its expense, provide
(i) all necessary medical supplies and film, including radio pharmaceutical injection material as reasonably required to perform the PET scans; and (ii) all necessary medical supplies reasonably required to provide patients with any required emergency care, including oxygen, aspirators and defibrillators when deemed necessary for use inside the Vehicle.

                  (d) STAFFING. Client shall, at its expense, provide all nursing personnel and other non-physician personnel reasonably necessary to provide patient care services not provided by Company's staff, including patient preparation and radiopharmaceutical injection. Said staff shall be available during imaging procedures. Said staff shall be employees of Client and Client is solely responsible for compensating said staff, including payment of benefits and worker's compensation insurance. Client shall provide the services of all medical technologists and other personnel who are to assist and care for any patient of Client. All such personnel and medical staff shall be present when any patient of Client is receiving Services hereunder. Client acknowledges that all medical services and items, including the radioactive material injected into Client's patient(s) by Client's medical personnel, are the responsibility of Client. If patient(s) urinate, defecate, vomit or bleed while on-board the Vehicle, Client shall be responsible for decontamination, cleanup, and disposal of contaminated materials including radioactive material spills. Client shall provide all supplies, facilities, personnel and physicians necessary to provide patients with any required emergency care including oxygen, aspirator(s), and defibrillator(s) when deemed necessary, in accordance with all applicable laws, rules and regulations applicable to Client.

                  (e) CREDENTIALING PHYSICIANS. Client shall, at its expense, grant clinical privileges in accordance with its medical staff procedures to qualified independent physicians on its medical staff relating to the interpretation and reporting of PET scan results. Notwithstanding said credentialing, said physicians shall be subject to separate qualification criteria of Company, such as completing the training provided by Company pursuant to the Agreement, maintaining professional liability insurance coverage for the interpretation and reporting of PET scans (with a minimum policy limit of $1,000,000 per occurrence), Nuclear Medicine certification as may be required by health care regulating authorities, and such other criteria that Client deems relevant to granting such privileges. Such other criteria shall be submitted in writing to Client.

                  (f) PATIENT SCREENING. Client shall screen patients referred to it by its physicians to ensure that all such patients have an order from a physician or other approved licensed practitioner who has the approval from their licensing body to order P.E.T. Scans, for the procedure.

                  (g) ADDITIONAL RESPONSIBILITIES OF CLIENT. Client and Company shall cooperate to ensure that Client will exercise the same oversight of such patients as Client would require for services provided directly by salaried employees and physicians providing such services, which shall include the following: (i) accepting patients for treatment in accordance with all Client standard admission policies; (ii) maintaining a complete and timely record of all services received; (iii) maintaining liaison with the attending physician regarding the progress and necessary treatment orders for the patient; (iv) having the physician secure any needed certifications and re-certifications; and
(v) subjecting the services to the same utilization review activities that all other patient services are subjected to.

         Section 3.04 CLIENT INSURANCE. Client shall, at its expense, maintain general liability insurance to cover liability arising out of the use of the System under this Agreement with minimum limits of $1,000,000 per occurrence and $3,000,000 in the aggregate annually, and shall provide a copy of the certificate of insurance to Company upon execution of this Agreement. In addition, Client shall, at its expense, maintain professional liability insurance to cover liability arising out of the conduct of its employees and agents who staff the System under this Agreement, with minimum limits of $1,000,000 per occurrence and $3,000,000 in the aggregate annually, and shall provide a copy of the certificate of insurance to Company upon execution of this Agreement. With respect to both policies, they shall name

Company as an additional covered party, but only as respects the acts, errors, or omissions of Client and shall provide Company with at least thirty (30) days prior written notice before cancellation. Alternatively, Client may substitute comparable coverage under its self-insurance plan.

         Section 3.05 FEES. Client shall pay Company the fees specified in EXHIBIT "E", attached hereto. Basic charges shall remain as listed in this EXHIBIT "E" for the Term. Client shall be billed monthly for Services, with payment to be received by Company within thirty (30) days after the month in which such Services were provided. Client shall pay Company all fees when due. For accounts not timely paid, Client shall pay a finance charge of one and one-half percent (1.5%) per month on all balances outstanding over five (5) days from the due date. Such finance charge shall be increased by the extent the Prime Rate, stated in the Wall Street Journal, exceeds sixteen percent (16%), to the maximum amount permitted by law. Company's right to collect fees properly invoiced to Client shall not be subject to any right of setoff, subrogation, counter-claim or other action.

                                   ARTICLE IV
                       EFFECTIVE DATE, TERM & TERMINATION

         Section 4.01 EFFECTIVE DATE. The Effective Date of this Agreement shall be the ___ day of _________________, 2000.

         Section 4.02 TERM. This Agreement shall begin at midnight on the Effective Date and shall continue in full force and effect for an initial FIVE
(5) year term. The term shall be automatically renewed for subsequent one-year terms unless either party provides the other with not less than six (6) months written notice before the existing term expires of its intention not to renew this Agreement. The parties may mutually terminate this Agreement prior to the natural expiration of the term by written agreement.

         Section 4.03 COMMENCEMENT OF SERVICES. Company shall commence the provision of Services within thirty (30) days from the Effective Date, provided that Client has completed site preparation, a Company unit is available and all licensing and certification issues have been resolved to Company's reasonable satisfaction and to Client's reasonable satisfaction. This Agreement shall become void by either party in the event Company has not provided service by ___________ 1, 2000.

         Section 4.04 TERMINATION BY CLIENT. In addition to the terms of Article XI below, Client may terminate this Agreement prior to the expiration of the initial or renewal term of this Agreement as follows:

                  (a) If Company defaults in the performance of any material provision of this Agreement and such default continues for sixty (60) days after written notice to Company from Client stating the specific default.

                  (b) If Client elects to install a fixed site PET system, provided that Client shall provide written notice to Company one hundred eighty
(180) days before its installation. Client agrees to negotiate in good faith with Company to allow Company to participate in the fixed site PET system.

         Section 4.05 TERMINATION BY COMPANY. In addition to the terms of
Article XI, this Agreement may be terminated by Company prior to the expiration of the initial or renewal term of this Agreement as follows:

                  (a) If Client defaults in the performance of any material provision of this Agreement and such default continues for sixty (60) days after written notice to Client from Company stating the specific default.

                  (b) If Client applies for or consents to the appointment of a receiver, trustee or liquidation of all or substantially all of its assets, files a voluntary petition in bankruptcy, is unable to pay its debts as they come due, or if an involuntary bankruptcy petition is not dismissed within ninety (90) days after its filing.

                  (c) In the event that changes in federal reimbursement programs or other third party payment mechanisms jeopardize the ability of Company to continue to provide Services in a financially viable manner, Company shall have the option after the first six (6) months from the Effective Date of this Agreement to (i) reduce the number of service days after giving Client at least fourteen (14) days advance written notice; or (ii) cancel this Agreement upon one hundred eighty (180) days advance written notice; provided however, upon such notice of Company's intention to reduce services or terminate this Agreement, Client shall have the option to purchase its own PET system; and Company hereby agrees in such event to provide Services under the same terms and conditions set forth herein until such Client's PET system is operational or until the expiration of a one hundred eighty (180) day period, whichever occurs first.

                                    ARTICLE V
                                     NOTICES

         Except as otherwise provided in this Agreement, any notice or other communication required or permitted by this Agreement shall be in writing and shall be deemed to have been given or served for all purposes if delivered personally, or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the parties as set forth below. No notice delivered to Client at the System site shall be effective for purposes of this Agreement.

Company: Mobile PET Systems, Inc.             cc: Evan Mead Stone, A.P.C.
         2240 Shelter Island Drive                12865 Pointe Del Mar Way, #170
         San Diego, CA  92106                     Del Mar, CA 92014-3861

Client:  Salem Hospital
         665 Winter Street SE
         Salem, Oregon 97309

                                   ARTICLE VI
                        ACCESS TO RECORDS REQUIRED BY HHS

        If and to the extent required by Section 1395x(v)(1) of Title 42 of the United States Code, until the expiration of four years after the termination of this Agreement, the parties shall make available, upon written request to the Secretary of the United States Department of Health and Human Services, or upon request to the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of this Agreement and such books, documents and records of the parties as are necessary to certify the nature and extent of the costs of the services provided by the parties under this Agreement. The parties agree that, in the event they carry out any of their duties under this Agreement through a subcontract with a value or cost of $10,000 or more over a 12-month period with a related organization, such contract shall contain a clause to the effect that, until the expiration of four years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request to the Secretary of the United States Department of Health and Human Services, or upon request to the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of such subcontract and such books, documents and records of the parties as are necessary to certify the nature and extent of such costs.
The parties' obligations hereunder shall extend beyond the term of this Agreement.

                                   ARTICLE VII
                          NON-SOLICITATION OF EMPLOYEES

         Client shall not attempt to hire away, employ or in any other manner retain the services of Company's employees assigned to provide services for Client without Company's prior written consent during the term of this Agreement or any renewal thereof. Likewise, Company shall not attempt to hire away, employ or in any other manner retain the services of Client's employees without Client's prior written consent during the term of this Agreement or any renewal thereof.

                                  ARTICLE VIII
                                 CONFIDENTIALITY

        All information regarding each party's services, customer support programs, market, patient lists and medical information, and this Agreement shall be considered confidential and the trade secrets of such party. Such trade secrets are intended only for those individuals within Client's and Company's organization who are authorized to access it for purposes of economic, legal and clinical evaluation. Each party agrees at all times, both during the term of this Agreement and thereafter, to hold in strictest confidence, and not to disclose or allow to be disclosed to any person, firm or entity, and not to use except in the pursuit of the business of the other party, trade secrets of the other party, without the prior written consent of the other party.

                                   ARTICLE IX
                                   EXCLUSIVITY

         During the term of this Agreement, all PET services provided at Client's site shall be performed exclusively by Company. If Client utilizes other PET services, Client shall reimburse Company for each PET study performed a technical fee of $800.

                                    ARTICLE X
                                 INDEMNIFICATION

         Each party shall indemnify, defend and hold harmless the other party for the indemnifying party's acts, errors or omissions and those of its agents, employees and/or guests, against all claims, suits, liabilities, damages, losses, fees (including reasonable attorney fees) and costs arising from the negligence, misconduct or breach of this Agreement by the indemnifying party.

                                   ARTICLE XI
                        FORCE MAJEUR AND JEOPARDY CLAUSE

        Neither party shall be liable nor deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service or employment deemed resulting, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party's employees, or any similar or dissimilar cause beyond the reasonable control of either party.

        Notwithstanding anything herein to the contrary, in the event that an unanticipated interpretation of new or existing law, action, condition or event should occur which, in the reasonable determination of either party hereto, would have the effect of (i) causing a material adverse effect on the operations of either party and/or make the performance of this Agreement legally, economically or otherwise unfeasible for either party, or (ii) causing the revocation, suspension or termination of any license, accreditation or certification maintained by ether party hereto as a result of its being a party to this Agreement, or (iii) jeopardizing the tax-exempt status of either party hereto, or (iv) making it impossible, unlawful or unethical for either party to continue to perform under this agreement, the parties hereto shall immediately attempt to take appropriate actions, satisfactory to both parties, or to negotiate amendments to this agreement or a new agreement, as applicable, which will negate the effect of the unexpected event and provide similar economic and other benefits as contemplated under this Agreement. If the parties are unable to negotiate a mutually acceptable amendment or a new agreement, this Agreement shall terminate immediately upon written notice by either party.

                                   ARTICLE XII
                                   ASSIGNMENT

        All rights and obligations under this Agreement shall be personal to each party and shall not be assigned or otherwise disposed of by either party without prior written approval of the other party. Subject to the foregoing limitation upon assignment, the rights and obligations under this Agreement shall inure to the benefit of and be binding upon the parties hereto and upon their heirs, executors, administrators, successors and assigns.

                                  ARTICLE XIII
                               REMEDIES AND WAIVER


Section 13.01 REMEDIES.

        (a) In the event either party or both shall have to resort to the courts of law or equity to enforce this Agreement, seek redress or obtain injunctive relief, then the party declared by arbitration or judgment to be the prevailing party shall be entitled to have reasonable attorney's fees and costs paid by the other party.

        (b) Such remedies shall be in addition to all other remedies available at law or in equity, including that party's right to recover from the other any and all damages that may be sustained as a result of the other party's breach of this Agreement. No remedy herein conferred upon or reserved to either party is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. Every power and remedy given by this Agreement to the parties may be exercised from time to time and as often as may be deemed expedient by the parties.

         Section 13.02 WAIVER. No delay or omission of either party to exercise any right or power accruing upon any event of default shall impair any such right or power, or shall be construed to be a waiver of any such event or default or an acquiescence therein. Furthermore, any such delay or omission by either party in relation to a breach of any provision of this Agreement by the other shall not be construed as a waiver of any subsequent breach.

                                   ARTICLE XIV
                                 APPLICABLE LAW

This Agreement shall be construed, and all of the rights, powers, and liabilities of the parties hereunder shall be determined, in accordance with the laws of the State of Oregon, without regard to the conflict of laws principles thereof, as the same apply to agreements executed solely by residents of Oregon and wholly to be performed within Oregon.


                                   ARTICLE XV
                                 INTERPRETATION


        The validity and enforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision herein. This Agreement sets forth the entire understanding of the parties regarding its subject matter and supercedes all prior or contemporaneous oral or written agreements, understandings, arrangements, negotiations or communications between the parties. This Agreement shall not be modified or amended except on the written agreement of the parties. As the context requires, any gender includes all others, the singular number includes the plural and vice-versa. Captions are inserted for convenience of reference and do not describe or limit the scope or intent of this Agreement. Any recitals above and any exhibit or schedules referred to and/or attached hereto are incorporated by reference into this Agreement. "Person" includes any legal entity. "Including" means including without limitation. No inference, assumption or presumption shall be drawn if a party or its attorney prepared and/or drafted this Agreement; it shall be conclusively presumed that the parties participated equally in its preparation and/or drafting. This Agreement may be executed in counterparts, each of which shall be deemed an original. An executed counterpart of this Agreement transmitted by fax shall be equally as effective as a manually executed counterpart. Each party shall take all reasonable steps, and execute, acknowledge and deliver all further instruments necessary or expedient to implement this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

COMPANY:                                    CLIENT:

MOBILE P.E.T. SYSTEMS, INC.                 SALEM HOSPITAL

By:_____________________________            By:_____________________________
Its:_____________________________           Its:_____________________________

                                   EXHIBIT "A"
                              DESCRIPTION OF SYSTEM

GE Advance
Whole-Body Positron Emission Tomography System
S9110JF

SYSTEM HARDWARE SPECIFICATIONS
DETECTOR/GANTRY:
Detector ring diameter: 92.7 cm
Detector layout: 12,096 individual crystals arranged in 18 rings of 672 crystals each
Crystal type/size: BGO, 4 mm transaxial, 8 mm axial, 30 mm radial
1 mm tungsten interplane septa, 11.7 cm long to minimize random and scattered coincidences
Automatic retraction of interplane septa to switch from 2D to 3D mode or back in less than 30 seconds
Patient port size: 59 cm diameter
Low acoustic noise at gantry center: less than 50dBA
Shielding of both the front and back of the detector units prevents detection of events from outside the scan planes
Scan field of view located toward front of gantry for improved patient positioning access
Large numerical display on gantry for indication of total system count rate at all times and to show elapsed time during acquisition
Triple-axis laser alignment lights to indicate center of first image plane with +0.25 mm accuracy
Operator controls and position indicators for gantry and table on each side of gantry

TRANSMISSION AND NORMALIZATION SOURCES:
Automatic loading and storage of all rod sources used for calibration and attenuation correction (less than 30 seconds/pin to load or store)
Shielded storage container located in gantry
System operation requires two transmission measurement rod sources* (68 Ge, 10mCi maximum each) and one normalization rod source* (68 Ge,1.5mCi maximum) *Rod sources are not included.

PATIENT IMAGING TABLE AND ACCESSORIES:
Single table, cantilever design includes large range of height adjustment to accommodate patient loading from ambulatory, gurney, or wheelchair
Vertical range: 52.8 cm to 104 cm
Elevation speeds: 5mm/s and 40 mm/s
Max 170cm horizontal table travel
Horizontal speeds: 5 mm/s and 75 mm/s
Positioning: 0.5 mm resolution with +0.25 mm accuracy
Table load capacity: 180 kg (400 lbs) with positional accuracy guaranteed;
200 kg (450 lbs) maximum allowed with normal operation
Maximum deflection: 16.5 mm max at scan field of view with 180 kg (400 lbs.) load
Table position controlled from operator workstation for prescribed scans or from switches located on either side of the gantry
Fixed offset headholder, armrests, patient security straps and patient positioning cushions are standard equipment
20 cm combination phantom with inserts provided for measuring system performance and cross-calibration with well-counter

EVENT DETECTION AND PROCESSING:
Individual position mapping of each crystal to improve spatial resolution Individual energy mapping for each crystal to improve system energy resolution

Deadtime measured directly during acquisition to improve correction accuracy System electronics customized for 3D volume imaging capability via Custom VLSI coincidence circuitry
Random correction in real time or storage of separate prompt and delayed files

DATA ACQUISITION AND RECONSTRUCTION SYSTEM:
VME-based real time system controller
Intel i860 (64 bit, 40 MHz) based array processor system with 5 i860 nodes for image reconstruction providing 400
Mflops single precision. VME-based real time system controller
Optional upgrade to 10, or 20 node, Intel i860 based array processor system for image reconstruction, providing up to 1600 Mflops single precision
128 MB of dynamic histogram memory stores up to 40 separate sinogram sets
Histogram memory expandable in 128 MB increments up to 512 MB
System raw data maintained on SCSI high performance drive with 9.8 GB storage capacity

POWER REQUIREMENTS
Voltage: 480 three phase

REGULATORY COMPLIANCE:
This product was designed to comply with applicable standards under the Radiation Control for Health and Safety Act of 1968. Laser alignment devices contained within this product are appropriately labeled according to the requirements of the Center for Devices and Radiology Health.

                                   EXHIBIT "B"
                                    SCHEDULE

SCHEDULED SERVICE DAYS:    TO BE DETERMINED

DAYS OF SERVICES:                TO BE DETERMINED

NAME AND LOCATION OF FACILITY:      LOCATIONS TO BE DETERMINED



ADDITIONAL IMAGING TIME. Company shall use its reasonable best efforts to provide additional imaging time as required by Client.

STAFFING. Company shall provide additional technologists as needed, based upon volume of activity. If Company, at its sole discretion, extends the operating hours of the Unit to provide additional imaging time, the staffing shall be increased accordingly. The Unit will operate for a minimum of eight (8) hours per contracted day, plus set-up time for the Unit. Company will train Client's qualified nuclear medicine technologist to operate the Unit as is reasonable to do so without interrupting daily PET exam schedules.

                                   EXHIBIT "C"
                                SUPPORT SERVICES

Hospital's Public Relations Department

         -        Announcement Letter (Template)
         -        Community Outreach Support
         -        Clinical Efficacy Studies (Template) ICP Studies
         -        Assist in developing "Media Kit"

Imaging Administrator

         -        Obtain database of referring physicians
         - Dinner symposium sponsored by Company, to educate client's medical staff and referring physicians on PET's benefits and indications by an expert PET guest speaker
         -        Assist in the delivery of referring physicians' invitations

Structure and Implement Physician and Technologist In-Service

         -        Hospital specific PET referring physicians (Template)
         -        Clinical direction and reimbursement
         -        Patient instructions brochure

Training of Client's Business Office Personnel in PET Billing Methodology, CPT Codes, Reimbursement Data and Collection Procedure

         -        Expert consultation with billing, coding and submission
         -        Expert consultation on Medicare procedures and policy changes
         - Expert over-read services at no cost for the first twenty (20) scans to Client's interpreting physicians. Expert over-read services beyond the first twenty (20) are $100 per case.
         -        One to two week tuition for radiologist training
         - Licensing and Protocol Assistance for handling radio pharmaceuticals
         - Consultation on all hot lab modifications, including shielding, delivery of dose, and modification to the existing dose calibrator
         - Consultation in regards to existing modification necessary for RAM license

                                   EXHIBIT "D"
                               SITE PLANNING GUIDE



         48' TRAILER WITH COMPLETE HOT LAB AND STAGING AREA (see complete guide attached hereto)

                                   EXHIBIT "E"
                                SCHEDULE OF FEES


COMMERCIAL AND PRIVATE PAY PATIENTS


Fees:  FEE FOR SERVICE SCHEDULE

         ALL SCANS...................................$***** PER SCAN

                  *PRICES INCLUDE FDG




CLIENT SHALL BE RESPONSIBLE FOR ALL PROVIDER NOTIFICATION TO FEDERAL REIMBURSEMENT PROGRAMS (HCFA) REGARDING DISCOUNTS MADE AVAILABLE TO CLIENT AS REQUIRED BY APPLICABLE FEDERAL LAW. COMPANY SHALL COMPLY WITH ALL SELLER NOTIFICATIONS REQUIRED FOR SUCH DISCOUNTS ON SERVICE INVOICES.

                                 FIRST AMENDMENT
                                       TO
                          POSITRON EMISSION TOMOGRAPHY
                            MOBILE SERVICES AGREEMENT

         WHEREAS, MOBILE P.E.T. SYSTEMS, INC. ("Company") and SALEM HOSPITAL ("Client") (hereinafter referred to as the "Parties") have entered into an Agreement dated __________________, 2000; and,

         WHEREAS, the Parties agree to amend said Agreement, in part, pursuant to Article XV.

         THEREFORE, said Agreement shall be amended, in part, by this First Amendment as follows:

         SECTION 2.01 shall be amended and restated in its entirety and shall read as follows:

         LICENSES AND CERTIFICATION. Upon execution of this Agreement, Company shall provide Client with a copy of all documents, approvals, licenses and certifications required for Company to operate the Equipment described herein. Company agrees to provide the services of a Radiation Safety Officer for state licensing regulations.

         SECTION 2.03 shall be amended and restated in its entirety and shall read as follows:

         SYSTEM. Company will provide Client, at Company's expense, with the use of its System to provide Services to patients of Client, which System is described on EXHIBIT "A", attached hereto and incorporated herein by this reference. "System" refers to the PET system (also referred to as "the Equipment") and includes housing the Equipment in a mobile environment (hereinafter "the Vehicle"). With regard to the System, Company reserves the right to modify final specifications or accept modifications imposed by the Equipment or Vehicle manufacturer. Company shall provide to Client's facility, a remote PET viewing workstation, as required by Company's Image Network Manager. This workstation and software shall be provided, maintained and owned by Company. Client is responsible for providing the proper hardware and security in the hospital and network hookups.

         SECTION 2.05 shall be amended and restated in its entirety and shall read as follows:

         STAFFING. Company shall provide Client, at Company's expense, with TWO
(2) qualified PET technologist and other non-medical qualified personnel reasonably necessary to operate the System and perform the imaging procedures including, per the State of Oregon regulations, receiving the FDG, patient injection of radioisotope, patient staging, and scanning and exit surveys. Staffing may increase or decrease in proportion to any changes in the schedule set forth in EXHIBIT "B". Said staff shall be employees of Company and Company is solely responsible for compensating said staff, including payment of benefits and worker's compensation insurance. Company shall be fully

First Amendment
Page 2 of 5
--------------------------------------------------------------------------------

responsible for the education and training of all employees in applicable federal OSHA Bloodborne Pathogen Standards, hazardous materials and other applicable required healthcare worker standards or regulations and agrees to defend and hold harmless Client from any claims, costs or demands arising out of Company's failure to provide such education and training to their employees.

         SECTION 2.06 shall be amended and restated in its entirety and shall read as follows:

         PHYSICIAN TRAINING AND PROCTORING.

         (a) Company shall provide initial training for up to TWO (2) radiologists affiliated with Client's facility, such training to be arranged and approved in advance by Company, at the PET Center of UCLA, with Client's approval, which shall not be unreasonably withheld or delayed. Company agrees to pay for the full amount of the tuition charge at the facility where the week of training is conducted. The Medical Director/Reading Physician undergoing training shall pay the costs of the travel, meals, and lodging associated with the training. Company agrees to facilitate on-going proctoring of the physicians trained hereunder throughout the term of the Agreement by qualified physicians contracting with Company, if requested by Client. Any additional training costs will be borne by Medical Director/Reading Physician.

         (b) Company shall provide training to each facility's Radiation Safety Officer, such training to be arranged and approved in advance by Company, at a three (3) day training seminar in Sacramento, California. Company agrees to pay for the full amount of the tuition charge at the facility where the training is conducted. Client shall pay the costs of the travel, meals, and lodging associated with the training. Any additional training costs will be borne by Client.

         SECTION 2.09 shall be amended and restated in its entirety and shall read as follows:

         MAINTENANCE AND SERVICE OF THE SYSTEM. Company shall, at its expense, be responsible for all maintenance and service required to keep the System in proper working order according to the Equipment and Vehicle manufacturer's recommendations and any applicable service contract. Company shall provide a service schedule to Client for routine maintenance of the system, which shall occur during off-hours. Company shall use its best efforts to adhere to routine maintenance based on manufacturer's ability to provide service. Said schedule shall be provided to Client at least sixty (60) days in advance and may be changed by either Client or Company upon fourteen (14) days prior written notice to the other party. If the System is inoperable on a scheduled day of service to Client, Company

First Amendment
Page 3 of 5
--------------------------------------------------------------------------------

shall use its best efforts to provide immediate service and to arrange a make-up day as the System's availability permits. If the System is inoperable on a scheduled day of service to Client, Client's responsibility for FDG and shipping charges, if applicable, will be waived for the time System is inoperable for scanning.

         SECTION 2.12 shall be amended and restated in its entirety and shall read as follows:

         ACCEPTANCE OF PATIENTS. Company agrees to accept all patients of Client who are referred by physicians of Client, provided that such patients are pre-certified for such services (except as provided herein). Company is responsible for scheduling and pre-certifying all patients. Client shall provide all related delivered requests for procedures, the Patient's History and Profile, and any other required information as may reasonably be required to provide the service. "Pre-certified" shall mean that (i) an independent physician, or other approved licensed practitioner who has the approval from their licensing body to order P.E.T. Scans, has ordered such services for the patient, and (ii) Company has obtained preauthorization from the third party payor responsible for payment for the PET scan or (iii), the patient has agreed in writing to be personally responsible to Company for payment of all charges associated with the PET scan. Client agrees to coordinate with Company's centralized scheduling personnel, through a toll-free number, to review all pre-certifications and scheduling services.

         SECTION 3.03 shall be amended and restated in its entirety and shall read as follows:

         (d) STAFFING. Client shall, at its expense, provide all nursing personnel and other non-physician personnel reasonably necessary to provide patient care services not provided by Company's staff. Said staff shall be available during imaging procedures. Said staff shall be employees of Client and Client is solely responsible for compensating said staff, including payment of benefits and worker's compensation insurance. Client shall provide the services of all nuclear medicine technologists and other personnel who are to assist and care for any patient of Client. All such personnel and medical staff shall be within the client's facility when any patient of Client is receiving Services hereunder. Client acknowledges that all medical services and items, including the radioactive material injected into Client's patient(s) by Client's medical personnel, are the responsibility of Client. If patient(s) urinate, defecate, vomit or bleed while on-board the Vehicle, Client shall be responsible for decontamination, cleanup, and disposal of contaminated materials including radioactive material spills. Client shall provide all supplies, facilities, personnel and physicians necessary to provide patients with any required emergency care including oxygen, aspirator(s), and

First Amendment
Page 4 of 5
--------------------------------------------------------------------------------


defibrillator(s) when deemed necessary, in accordance with all applicable laws, rules and regulations applicable to Client.

         SECTION 4.02 shall be amended and restated in full and shall read as follows:

         TERM. This Agreement shall begin at midnight on the Effective Date and shall continue in full force and effect for an initial FIVE (5) year term. The term shall be renewed for subsequent one-year terms at the mutual consent of both parties, with written notice provided by either party not less than six (6) months before the existing term expires.

         SECTION 4.04 shall be amended and restated in part and shall read as follows:

         (c) Client shall have the option to terminate this Agreement, without cause, with a one hundred eighty (180) day written notice to Company from Client.

         SECTION 4.05 shall be amended and restated in part and shall read as follows:

         (d) Company shall have the option to terminate this Agreement, without cause, with a one hundred eight (180) day written notice to Client from Company.

         ARTICLE IX EXCLUSIVITY shall be amended and restated in its entirety and shall read as follows:

         (a) During the term of this Agreement, all PET services provided at Client's site shall be performed exclusively by Company. If Client utilizes other PET services, Client shall reimburse Company for each PET study performed a technical fee of $800.

         (b) During the term of this Agreement, Company shall not pursue any Agreement to provide PET services with any of Client's referring physicians.

         EXHIBIT "A" shall be amended and restated in part and shall read as follows:

         If the General Electric system is not delivered with the 4.0 version upgrade, the 4.0 upgrade will be added as soon as it is commercially available at no charge to Client.

         EXHIBIT "C" shall be amended and restated in part and shall read as follows:

         - Company will provide a regional marketing specialist located in Portland, Oregon.

         - Company will provide a billing and reimbursement specialist to visit and train Client initially and on a quarterly basis, if requested by Client in writing and approved by Company.

First Amendment
Page 5 of 5
--------------------------------------------------------------------------------


         EXHIBIT "E" shall be amended and restated in its entirety and shall read as follows:

         COMMERCIAL AND PRIVATE PAY PATIENTS


         Fees:  FEE FOR SERVICE SCHEDULE

         ALL SCANS...................................$****** PER SCAN
                  *Price includes FDG radioisotope

                  Should Client source FDG radioisotope other than by Company's supplier, the technical charge shall be invoice to Client at $***** per scan.

         Client shall be responsible for all provider notification to federal reimbursement programs (HCFA) regarding discounts made available to Client as required by applicable federal law. Company shall comply with all seller notifications required for such discounts on service invoices.

         All other terms and conditions of the Agreement shall continue in full force and effect.

         Executed this _________ day of __________________, 2000.


                                           MOBILE P.E.T. SYSTEMS, INC.
                                           a Delaware corporation

                                           By:
                                              --------------------------------
                                           Title:
                                                 -----------------------------

                                           SALEM HOSPITAL
                                           Salem, Oregon

                                           By:
                                              --------------------------------
                                           Title:
                                                 -----------------------------

                               SECOND AMENDMENT TO
                          POSITRON EMISSION TOMOGRAPHY
                            MOBILE SERVICES AGREEMENT


         WHEREAS, MOBILE P.E.T. SYSTEMS, INC. ("Company") and SALEM HOSPITAL ("Client") (hereinafter referred to as the "Parties") have entered into an Agreement dated __________________, 2000; and,

         WHEREAS, the Parties agree to amend said Agreement, in part, pursuant to Article XV.

         THEREFORE, said Agreement shall be amended, in part, by this Second Amendment as follows:

         EXHIBIT "A" shall be amended and restated in its entirety and shall read as follows:

                                   EXHIBIT "A"
                              DESCRIPTION OF SYSTEM


1.   SYSTEM DESCRIPTION

     THE ECAT-REGISTERED TRADEMARK- EXACT-TM- IS A WHOLE-BODY POSITRON EMISSION TOMOGRAPHY SYSTEM PROVIDING VOLUME MEASUREMENTS OF METABOLIC AND PHYSIOLOGIC PROCESSES.

     THE SYSTEM INCLUDES THE ECAT EXACT TOMOGRAPH, AN INTEGRATED WORKSTATION, 3D ADVANCED COMPUTATIONAL SYSTEM (ACS II), AND THE PATIENT HANDLING SYSTEM. THE TOMOGRAPH FIELD OF VIEW IS 16.2 CM (6.38 IN.) WITH 47 IMAGE PLANES.

     SIMULTANEOUS ACQUISITION, IMAGE RECONSTRUCTION, PROCESSING, AND DATA ANALYSIS CAN BE PERFORMED TO GENERATE HIGH PATIENT THROUGHPUT AND PROMPT RESULTS.

2.   DETECTOR ASSEMBLY


     DETECTOR MATERIAL                           BISMUTH GERMANATE
     CRYSTAL DIMENSION                           6.75MM X 6.75MM X 20MM DEEP (0.27IN X 0.27IN X 0.79IN)
     CRYSTAL PER DETECTOR BLOCK                  64
     PHOTOMULTIPLIER TUBES                       4 PER BLOCK
     DETECTOR RING DIAMETER                      824MM (32.4 IN.)
     NUMBER OF DETECTOR RINGS                    24
     TOTAL NUMBER OF DETECTORS                   9,216
     AXIAL FIELD OF VISION                       162MM (6.38 IN.)
     NUMBER OF CONTIGUOUS IMAGE PLANES           47
     PLANE SPACING                               3.375MM (0.133 IN.)

3.   DATA ACQUISITION/PROCESSING

     COINCIDENCE TIME RESOLUTION                 (6) NSEC
     COINCIDENCE WINDOW                          12 NSEC (PROMPT AND DELAYED WINDOW)
     ACQUISITION MODES                           STATIC, DYNAMIC AND GATED (OPTION)
     RECONSTRUCTION TIME 128 X 128 MATRIX        2D LESS THAN 2 MIN/FRAME (47 SLICES)*
                                                 3D LESS THAN 7 MIN/FRAME (47 SLICES)**
                                                 4D LESS THAN 10 MIN/FRAME (47 SLICES)***
     RECONSTRUCTION FILTERS                      SHEPP-LOGAN, HANNING, HAMMING, PARZEN, RAMP,
                                                 BUTTERWORTH



           Salem Hospital Second Amendment - Page 1 - August 17, 2000

     * INCLUDES CORRECTIONS FOR NORMALIZATION, DEADTIME, ATTENUATION, SCATTER AND DECAY.

     ** USING PROMIS RECONSTRUCTION AND INCLUDING CORRECTIONS FOR NORMALIZATION, DEADTIME, ATTENUATION, AND DECAY.

     ***  INCLUDES 3h MODEL-BASED SCATTER CORRECTION.

4.   PERFORMANCE SPECIFICATION

     THE FOLLOWING REPRESENT AVERAGE PERFORMANCE VALUES MEASURED IN ACCORDANCE WITH NEMA STANDARDS PUBLICATION NU-2 1994, PERFORMANCE MEASUREMENTS OF POSITRON EMISSION TOMOGRAPHS. ACCEPTANCE SPECIFICATIONS MAY VARY.


         PARAMETER                                      2D                         3D

      TRANSAXIAL RESOLUTION
         FWHM AT 1 CM                                6.0 MM                     6.0 MM
         FWHM AT 10 CM                               6.7 MM                     6.7 MM


      AXIAL RESOLUTION
         FWHM AT 0 CM                                4.5 MM                     4.6 MM
         FWHM AT 10 CM                               5.9 MM                     6.5 MM

      SENSITIVITY AT 350 KEV                     180 KCPS/UCI/CC             780 KCPS/UCI/CC

         UNIFORMITY                                LESS THAN 10%               LESS THAN 10%

      COUNTY RATE CORRECTION                  +/-5% UP TO 3.0UCI/CC        +/-5% UP TO 0.5UCI/CC
                                                  (111 KBQ/CC)                 (18.5 KBQ/CC)


5.   GANTRY/PATIENT BED

     PATIENT PORT DIAMETER          562 MM (22.1IN.)
     PATIENT COUCH                  PATIENT BED WITH FULL-BODY HORIZONTAL SCAN
                                    RANGE OF 195 CM (76.8IN.) AND VERTICAL
                                    TRAVEL FROM 57 MM (22IN.) TO 93 CM (37IN.).
                                    LOW ATTENUATION HEAD HOLDER.  MAXIMUM
                                    PATIENT 158 KG (350LB.).
     PATIENT ALIGNMENT              NINE LASER LINES DEFINE FIELD OF VIEW FOR
                                    PRECISE PATIENT POSITIONING.
     TRANSMISSION SOURCE            THREE RETRACTABLE, SELF-STORING ROD SOURCES.
     SEPTA                          MOTORIZED RETRACTABLE SEPTA ENABLING 2D
                                    OR 3D ACQUISITION.
     GANTRY COOLING                 CHILLED WATER FOR MAXIMUM DETECTOR STABILITY
                                    AND QUIET PATIENT ENVIRONMENT.

6.   DATA MANAGEMENT

     DATA STORAGE                   2.0 GBYTE ACQUISITION DISK AND DAT DRIVE FOR
                                    ARCHIVING SINOGRAM DATA.
     ACQUISITION PROCESSOR          3D ACS II WITH SPARC-Registered Trademark-
                                    CPU, FOUR 80 MFLOP ARRAY PROCESSORS AND 64
                                    MBYTE REAL-TIME SORTER MEMORY.
     OPERATOR'S CONSOLE             INTEGRATED WORKSTATION WITH 1.0 GBYTE
                                    INTERNAL DISK.
     COMMUNICATIONS                 ETHERNET WITH TCP/IP PROTOCOLS.
     VIDEO DISPLAY                  41 CM (16IN.) 1152 X 900-PIXEL COLOR
                                    DISPLAY.
     PATIENT DATA STORAGE           2.6 GBYTE ERASABLE OPTICAL DISK.
     LASER PRINTER                  BLACK AND WHITE, 600 DPI.


           Salem Hospital Second Amendment - Page 2 - August 17, 2000

7.   ELECTRICAL REQUIREMENTS

     ELECTRICAL SERVICE              480 VAC//3 PHASE//85KVA FUSED AT 100 AMPS
     ELECTRICAL CUSTOMER RECEPTACLE  RUSSELL STOLL #DF2504FRAB
     CONFIGURATION                   THREE PHASE, 5 WIRE, 3 PHASES, NEUTRAL
                                     & 1 GROUND.
     FREQUENCY                       60 HZ

8.   WORKSTATION

     MOBILE PET SHALL INSTALL A P.E.T. WORKSTATION, MODEL MED-IMAGE WITH A DELL PC, PENTIUM III, 600 MHZ, 19 INCH SONY TRINITRON FLATSCREEN MONITOR, 30 GB HARD-DRIVE, 128 MB RAM, 24X CD ROM DRIVE, 250 MB ZIP DRIVE, 56K MODEM WITH ETHERNET CARD.


All other terms and conditions of the Agreement and the First Amendment shall continue in full force and effect.


         Executed this           day of                   , 2000.
                       ---------        ------------------

         MOBILE P.E.T. SYSTEMS, INC.
         a Delaware corporation


         By:
            ------------------------------------------------------------
         Title:
               ---------------------------------------------------------

         SALEM HOSPITAL
         Salem, Oregon

         By:
            ------------------------------------------------------------
         Title:
               ---------------------------------------------------------



           Salem Hospital Second Amendment - Page 3 - August 17, 2000